SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing its plan to open a fourth value-priced LasikPlus Center in both the Atlanta and Washington areas within the next three weeks.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated September 6, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: September 6, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contacts:	Alan H. Buckey, CFO LCA-Vision Inc. (513) 792-9292	The Dilenschneider Group Joel Pomerantz (Media) (212) 922-0900

Lippert / Heilshorn & Associates, Inc. Bruce Voss (IR) Zachary Bryant (IR) (310) 575-4848

LCA-VISION OPENS ADDITIONAL LASIKPLUS CENTERS IN D.C., ATLANTA

TO MEET STRONG DEMAND FOR AFFORDABLE PROCEDURE IN KEY MARKETS

Year-To-Date, Company Has Added Nine New Value-Priced Facilities

CINCINNATI, September 6, 2000 -- Moving quickly to capitalize on strong, positive consumer response to its value-pricing strategy in two key markets, LCA-Vision, Inc. (NASDAQ NM:LCAV) said today the company will add a fourth LasikPlus center in both the Atlanta and Washington, D.C. areas within the next three weeks.

A new LasikPlus facility will open in the Buckhead section of Atlanta, September 11, complementing the three centers launched in that city and its suburbs during the second quarter, 2000. Two weeks later, LCA-Vision will open a site in Alexandria, Virginia, joining existing facilities in Bethesda and Rockville, Md. and Falls Church, Virginia. Year-to-date, the company will have added nine new value-priced LasikPlus facilities.

Commenting on the launches, LCA-Vision Chairman and CEO Stephen Joffe said: "The LasikPlus roll-out continues on schedule, reflecting unprecedented patient acceptance of laser vision correction across the country.

"Driven by our new affordable pricing, we've seen procedure numbers grow explosively at all of our D.C. and Atlanta facilities. We need to maintain this momentum and solidify our No. 1 position in both these large markets, which now serve a total metropolitan population of some nine million."

Mr. Joffe noted, too, that previously-allocated print and broadcast budgets for the existing centers have also been promoting the new facilities, enabling them to begin operations with minimal additional advertising expenses.

Both new centers will be equipped with state-of-the-art lasers and staffed by highly-experienced ophthalmic professionals.

In addition to its 29 U.S. centers, LCA-Vision owns two facilities in Canada and one in Europe. The company is also licensing its business model to Japan's Rei Corporation, which is opening LasikPlus centers across the island nation.

LCA-Vision also manages The National LASIK Network provider group for individuals covered by Cole Managed Vision, a leading provider of vision care benefits. Cole Managed Vision, a unit of Cole National Corporation (NYSE:CNJ), develops, markets, and administers group vision benefit programs for employers, health plans, trust funds, and associations nationwide covering more than 50 million lives. Cole National, including its Pearle franchisees, has more than 2,000 optical locations in the United States, Canada, Puerto Rico, and the Virgin Islands.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

# # #

This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.